UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)   September 23, 2004
                                                      --------------------------

                           NEW YORK HEALTH CARE, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
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                 (State or Other Jurisdiction of Incorporation)

               1-12451                                    11-2636089
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        (Commission File Number)               (IRS Employer Identification No.)


1850 McDonald Avenue, Brooklyn, New York                     11223
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(Address of Principal Executive Offices)                   (Zip Code)

                                 (718) 375-6700
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS

1) On or about September 23, 2004 New York Healthcare, Inc. (the "Company") commenced an offering for sale (the "Offering") of a minimum aggregate offering of $4,000,000 and a maximum aggregate offering of $6,000,000, of shares of its unregistered common stock, $0.01 par value ("Common Stock") and associated warrants to persons who qualify as "accredited investors" as defined in the rules under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to the terms of a Confidential Private Placement Memorandum. The purchase price per share of Common Stock sold in the Offering will be equal to 95% of the volume weighted average price of the Common Stock for the 10 trading days prior to the initial closing of the Offering, but not less than $0.60 nor more than $1.00 per share.

For every two shares of Common Stock purchased in the Offering, investors will receive a five-year redeemable warrant (the "Warrants") to purchase shares of Common Stock. Each Warrant is exercisable for one share of Common Stock at an exercise price equal to 125% of the price per share of Common Stock sold in the Offering.

The proceeds of the Offering will be used to fund product development and the working capital needs of the operations of the Company's subsidiary, The BioBalance Corporation ("BioBalance"), including the development of its lead product candidate PROBATRIX(TM) for the treatment of pouchitis. Up to $1,000,000 of the proceeds will be used to repay the outstanding amounts under intercompany loans made by the Company to BioBalance.

The Offering will expire on October 29, 2004, unless the Offering is extended for a period of up to 90 days.

The Common Stock and Warrants and the Common Stock underlying the Warrants offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

2) On September 23, 2004 BioBalance sent a written notification of termination for "cause" of the consulting agreement dated as of June 1, 2001 between BioBalance, Emerald Asset Management, Inc. and Yitz Grossman, to the other parties to the agreement. Although BioBalance has notified the consultant of the termination of the consulting agreement for cause, should the consultant bring an action to challenge the termination and a court determines that the agreement was actually terminated without cause, then BioBalance could be obligated under the agreement to pay to the consulting company a severance payment equal to three times the sum of its annual $250,000 base consulting fee and any cash bonus paid to it in the three-year period preceding the date of termination and to provide the consultant with certain health and other benefits for a period of five-years. The Company has accrued $156,249 in its consolidated financial statements as of June 30, 2004 and will continue to accrue until the date of written notice of termination of September 23,2004 the amount of consulting fees that would have been owed by BioBalance under the consulting agreement. The Company will also accrue an additional $125,000 in the third quarter of 2004 to cover additional payments provided for in the consulting agreement which the Company may be required to pay. Moreover, the Company believes that it will be able to defend its position in a possible claim by the consultant that it is owed money under the consulting agreement, although there can be no assurance as to the amount of monies, if any, that BioBalance may have to pay under the consulting agreement or that the consultant will not bring an action against BioBalance or the Company for an alleged breach of the consulting agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NEW YORK HEALTH CARE, INC.
                                       (Registrant)


                                       By: /s/ Jerry Braun
                                           -------------------------------------
                                           Jerry Braun
                                           President and Chief Executive Officer


Date: September 27, 2004


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